PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven J. Craig
Sr. Vice President
(214) 210-2675
REMINGTON OIL AND GAS CORPORATION ANNOUNCES FINANCIAL
RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005
Dallas, TX, August 2, 2005 — Remington Oil and Gas Corporation (NYSE: REM) announced the following financial results for the three and six months ended June 30, 2005:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In thousands, except per share data)
Revenues	$77,778	$58,384	$137,564	$104,545
Net income	$24,924	$14,988	$40,958	$25,987
Cash flow provided by operations	$63,839	$48,133	$109,194	$77,595
Basic net income per share	$0.87	$0.55	$1.45	$0.96
Diluted income per share	$0.83	$0.53	$1.39	$0.92
Production Bcfe	10.4	9.4	19.0	17.5
Average gas price	$7.13	$6.22	$6.85	$6.00
Average oil price	$48.02	$36.34	$47.65	$35.07
Total revenues for the three months ended June 30, 2005, grew by $19.4 million, or 33.2%, compared to the same period of 2004. Total revenues for the six months ended June 30, 2005, increased $33.0 million, or 31.6%, compared to the same period of 2004. The revenue gains for the three and six months ended June 30, 2005, were due to increases in average equivalent oil and gas prices of 20.4% and 20.6%, respectively and Mcfe production gains of 10.2% and 8.6% per period.
Net income for the three months ended June 30, 2005, increased $9.9 million, or 66.3%, compared to the same period of 2004. Net income for the six months ended June 30, 2005, increased $15.0 million, or 57.6%, compared to the same period of 2004. Cash flow from operations increased $15.7 million, or 32.6%, and $31.6 million, or 40.7%, for the three and six months ended June 30, 2005, compared to the same periods in 2004, respectively.
Income taxes for the three months ended June 30, 2005 were $13.5 million compared to $8.2 million in the comparable period of 2004 and $22.3 million for the six months ended June 30, 2005 compared to $14.3 million for the comparable period in 2004. Current taxes accounted for $4.2 million of this total, all of which arose in the second quarter of 2005. The increase in taxes is primarily attributable to the increase in income before taxes.
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The following table reflects 2005 cost guidance per Mcfe produced versus our year-to-date results:

	2005	2005 Actual
	Annual Guidance $/Mcfe	Year-to-Date $/Mcfe
Operating Costs (LOE)	$0.65 — $0.75	$0.65
General and Administrative (G&A)	$0.21 — $0.28	$0.30
Interest and Financing	$0.01 — $0.02	$0.02
Depreciation, Depletion and Amortization (DD&A)	$2.00 — $2.15	$1.85
LOE and Interest and Financing Costs on a Mcfe basis were in line with guidance provided. DD&A was below guidance primarily due to increased production from new lower cost properties in the Gulf of Mexico. G&A costs were greater than guidance largely as a result of $0.11/Mcfe associated with the amortization of stock based compensation incurred during the quarter.
Annual dry hole expense is estimated between $25 and $30 million. Dry hole expense for the first six months of 2005 totaled $17.0 million, of which $8.0 is attributable to the second quarter. Of this latter amount, $2.8 million represents carry-over expenses associated with two wells classified as dry holes in the first quarter plus $3.8 million at East Cameron 315; and $1.3 million at West Cameron 256. We utilize the successful efforts method of accounting which requires dry holes to be reported as an expense in the quarter they are determined to be dry. It is very difficult to predict when dry holes will occur, and thus dry hole expense may dramatically fluctuate from quarter to quarter.
Remington Oil and Gas Corporation is an independent oil and gas exploration and production company headquartered in Dallas, Texas, with operations concentrating in the onshore and offshore regions of the Gulf Coast.
Statements concerning future revenues and expenses, results of exploration, exploitation, development and acquisition expenditures, and reserve levels are forward-looking statements. These statements are based on assumptions concerning commodity prices, drilling results and production, administrative and interest costs that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and there is no assurance that these goals and projections can or will be met. Further information is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference.
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Remington Oil and Gas Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30,	December 31,
	2005	2004
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$65,566	$58,659
Accounts receivable	60,557	49,582
Prepaid expenses and other current assets	7,211	5,199

Total current assets	133,334	113,440

Properties
Oil and gas properties (successful-efforts method)	837,767	744,215
Other properties	3,468	3,145
Accumulated depreciation, depletion and amortization	(444,275)	(409,591)

Total properties	396,960	337,769

Other assets	2,005	1,905

Total assets	$532,299	$453,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$75,944	$69,339

Total current liabilities	75,944	69,339

Long-term liabilities
Asset retirement obligation	18,740	16,030
Deferred income taxes	68,941	53,785

Total long-term liabilities	87,681	69,815

Total liabilities	163,625	139,154

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 25,000,000 shares authorized Shares issued — none
Common stock, $.01 par value, 100,000,000 shares authorized, 28,621,118 shares issued and 28,586,759 shares outstanding in 2005, 27,883,698 shares issued and 27,849,339 shares outstanding in 2004	286	279
Additional paid-in capital	145,107	132,334
Restricted common stock	24,453	6,749
Unearned compensation	(22,321)	(5,593)
Retained earnings	221,149	180,191

Total stockholders’ equity	368,674	313,960

Total liabilities and stockholders’ equity	$532,299	$453,114

Remington Oil and Gas Corporation
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts and prices)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues
Gas sales	$48,737	$42,713	$89,127	$74,826
Oil sales	28,524	15,552	47,605	29,494
Gain on sale of assets and other income	517	119	832	225

Total revenues	77,778	58,384	137,564	104,545

Costs and expenses
Operating costs and expenses	6,472	5,689	12,384	11,450
Exploration expenses	9,585	5,217	19,970	11,032
Depreciation, depletion and amortization	19,232	17,617	35,243	32,763
Impairment of oil and gas properties	357	4,750	654	4,986
General and administrative	3,545	1,625	5,667	3,547
Interest and financing expense	148	250	346	478

Total costs and expenses	39,339	35,148	74,264	64,256

Income before taxes	38,439	23,236	63,300	40,289

Income tax expense	13,515	8,248	22,342	14,302

Net income	$24,924	$14,988	$40,958	$25,987

Basic income per share	$0.87	$0.55	$1.45	$0.96

Diluted income per share	$0.83	$0.53	$1.39	$0.92

Average shares outstanding
Basic	28,518	27,287	28,281	27,131
Diluted	29,927	28,218	29,382	28,190

Production
Oil (MBbls)	594	428	999	841
Gas (MMcf)	6,837	6,869	13,013	12,461
Mcfe (1 barrel of oil is equivalent to 6 Mcf of gas)	10,401	9,437	19,007	17,507

Average prices
Oil	$48.02	$36.34	$47.65	$35.07
Gas	$7.13	$6.22	$6.85	$6.00

Remington Oil and Gas Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2005	2004
Cash flow provided by operations
Net income	$40,958	$25,987
Adjustments to reconcile net income
Depreciation, depletion and amortization	35,243	32,763
Deferred income taxes	15,156	14,152
Amortization of deferred charges	91	91
Dry hole costs	17,023	6,753
Impairment costs	654	4,986
Cash paid for dismantlement costs	(52)	(377)
Stock based compensation	2,050	732
Tax benefit from exercise of stock options	3,516	—
Changes in working capital
(Increase) in accounts receivable	(10,304)	(10,630)
Decrease (increase) in prepaid expenses and other current assets	(1,746)	575
Increase in accounts payable and accrued liabilities	6,605	2,563

Net cash flow provided by operations	109,194	77,595

Cash from investing activities
Payments for capital expenditures	(110,477)	(65,711)

Net cash (used in) investing activities	(110,477)	(65,711)

Cash from financing activities
Payments on notes payable and other long-term payables	—	(8,000)
Common stock issued	8,565	3,404
Treasury stock acquired and retired	(375)	(645)

Net cash (used in) provided by financing activities	8,190	(5,241)

Net increase in cash and cash equivalents	6,907	6,643
Cash and cash equivalents at beginning of period	58,659	31,408

Cash and cash equivalents at end of period	$65,566	$38,051

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